Exhibit 99.1
BearingPoint Names Judy Ethell Chief Financial Officer
Current CAO Will Assume Additional Responsibilities for Finance and Other Key Functions
McLean, VA — October 19, 2006 — BearingPoint, Inc. (NYSE: BE), one of the world’s largest management and technology consulting firms, today announced that Judy Ethell, a member of its executive leadership team and currently Chief Accounting Officer, was named Chief Financial Officer by the company’s board of directors on October 17, 2006. She will report to Harry You, the company’s Chief Executive Officer.
Ms. Ethell will retain her title as CAO while You, who became interim CFO in May 2005, will focus solely on his role as CEO.
As BearingPoint’s Executive Vice President and Chief Accounting Officer over the last 15 months, Ms. Ethell transformed the finance organization, leading a comprehensive effort to retool and materially upgrade BearingPoint’s accounting, financial reporting and auditing functions. Her involvement was crucial to the completion of the audit of the company’s 2004 financial statements and she is leading the effort to complete the audit on the 2005 and 2006 financial statements. Ms. Ethell was also responsible for developing and implementing new global financial control, human resource, and client reporting systems.
“Judy has been instrumental in driving our efforts to become compliant with our filings, to transform our finance organization and to create a platform upon which we can deliver the highest quality service to our global customer base,” said You. “I have worked directly with Judy over the past year and have seen firsthand her strength leading our corporate finance and accounting initiatives. Judy’s tremendous contribution to the finance transformation efforts taking place across BearingPoint made her the clear choice for the job.”
A native of St. Louis, Mo., and a Certified Public Accountant for 23 years, Ethell has more than 20 years of professional experience working with Fortune 500 companies with Sarbanes-Oxley readiness and testing from a systems, processes and procedures perspective. Prior to joining BearingPoint in July, 2005, Ethell served as Tax Partner in charge of the St. Louis office of PricewaterhouseCoopers, LLP, where she was responsible for managing 120 professionals in all aspects of the business.
“I am thrilled to continue my efforts under Harry and work with the BearingPoint management team in this new role,” said Ethell. “Together, we have achieved significant progress in a short time, and we are now much better positioned for future success. I look forward to the opportunities of the new position.”
About BearingPoint, Inc.
BearingPoint, Inc. (NYSE: BE) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in 60 countries worldwide. Based in McLean, Va., the firm has over 17,000 employees and major practice areas focusing on the Public Services, Financial Services and Commercial Services markets. For nearly 100 years, BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. For more information, visit the Company’s website at www.BearingPoint.com.
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Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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BearingPoint, Inc.	BearingPoint, Inc.
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Tel: 678-731-2574	Tel: 908-607-2100

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Sloane & Company
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